Exhibit 99.1

Trex Company Reports First Quarter 2023 Results

Results in Line with Expectations

Trex Board of Directors Approved a New Share Repurchase Program up to 10% of the Company’s Outstanding Common Stock

Guiding to Second Quarter Revenue of $310 Million to $320 Million

Reaffirm 26%-27% EBITDA Margin for FY 2023

WINCHESTER, Va.--(BUSINESS WIRE)--May 8, 2023--Trex Company, Inc. (NYSE:TREX), the world’s #1 brand of high-performance, low-maintenance and eco-friendly composite decking, railing and outdoor living products, today reported first quarter 2023 results.

First Quarter 2023 Highlights

  Net sales of $239 million
  First quarter gross margin of 39.6%
  Net income of $41 million and diluted earnings per share of $0.38
  EBITDA of $69 million and EBITDA margin of 28.8%

CEO Comments

“Our performance in the first quarter demonstrated the broad-based appeal of our product line and the continued attractiveness of the outdoor living category as an ongoing secular trend. Supported by our industry-leading brand, manufacturing efficiency, and the strength of our decades-long relationships with best-in-class channel partners in the industry, Trex continued to generate industry-leading margins and profitability," said Bryan Fairbanks, President and CEO of Trex.

“First quarter results were broadly consistent with our plan as channel inventory levels and market demand aligned with our expectations. Additionally, we strengthened our market leadership position and stimulated demand with innovative new products that meet the evolving needs of the marketplace and that have earned positive feedback from channel partners and consumers. Our plants are producing at an annual revenue rate of one billion dollars, with the ability to quickly and efficiently flex production up or down based on the demand environment. We achieved a sequential increase in gross margin during a period of lower utilization through improved raw material usage and by capitalizing on the opportunity to upgrade our equipment and generate operating efficiencies. Our first quarter EBITDA margin of 28.8% was attained while also making significant investments in research and development to drive long-term growth,” said Fairbanks.

First Quarter 2023 Results

First quarter 2023 consolidated net sales were $239 million compared to $339 million in the prior-year quarter. The decrease was primarily due to a decrease in volume, attributable to more cautious purchase patterns by the channel in the face of softening economic conditions. Also impacting first quarter earnings is the absence of revenue from Trex Commercial, which was sold on December 30,2022. Trex Residential net sales in the year ago quarter were $327 million.

Consolidated gross profit as a percentage of net sales, gross margin, was 39.6% in the first quarter of 2023 compared to consolidated gross margin of 39.8% and Residential gross margin of 40.9% in the same quarter last year. The decrease was primarily the result of lower capacity utilization due to a decrease in production levels. The decrease was offset, in part, by improved manufacturing performance and other cost containment actions.

Selling, general and administrative expenses in the 2023 first quarter were $37 million, or 15.7% of net sales, compared to $40 million, or 11.8% of net sales, in the 2022 first quarter. The decrease was primarily related to a $3.5 million decrease in personnel related expenses, primarily driven by the divestiture of Trex Commercial and, to a lesser extent, a decrease at Trex Residential.

Net income for the 2023 first quarter was $41 million, or $0.38 per diluted share, compared to net income of $71 million, or $0.62 per diluted share, reported in the year ago quarter. EBITDA was $69 million compared to $105 million in the 2022 first quarter.

Recent Developments and Recognitions

  Trex earned top honors in the Composite Decking and Deck Railing categories in Builder Magazine’s 2023 Brand Use Study for the 16th consecutive year, reinforcing its unparalleled prominence and preference among trade professionals.
  Trex Transcend® Lineage™ was recognized by Green Builder Media as a 2023 Sustainable Product of the Year.
  Trex was named Most Sustainable Decking Brand by Green Builder Media for the 13th Consecutive Year and the only brand to be recognized as a sustainability leader for all 13 years of the program.
  Trex Company was named 2023 America’s Most Trusted® Composite Decking brand, according to a nationwide study by Lifestory Research.

Summary and Outlook

“Year-to-date market demand has been consistent with our expectations and aligned with the repair and remodel sector, which historically has been more resilient than other sectors. Trex decking and railing products provide consumers with multiple options to add value to their homes through renovation, while enjoying their re-imagined outdoor living space, and we are encouraged by the positive response to our new Lineage and Signature decking lines. Throughout 2023, we expect to continue to prioritize projects to drive further operating efficiencies, while continuing progress on the construction of our Arkansas plant. Additionally, given our continued financial and operating strength and our confidence in the company’s long-term growth prospects, the Trex Board of Directors adopted a new stock repurchase program of up to 10.8 million shares of its outstanding common stock, and terminated the existing stock repurchase program. This program has no expiration date.

“We anticipate second quarter 2023 net sales to be in the range of $310 million to $320 million. First quarter margin performance supports our expectation for full year 2023 EBITDA margin in the range of 26% to 27%. Capital expenditures for 2023 are expected to be in the $130 million to $140 million range, primarily related to the modular build out of our Arkansas facility, which will be calibrated to demand trends,” Fairbanks concluded.

First Quarter 2023 Conference Call and Webcast Information

Trex will hold a conference call to discuss its first quarter 2023 results on Monday, May 8, 2023 at 5:00 p.m. ET. To participate on the day of the call, dial 1-844-792-3734, or internationally 1-412-317-5126, approximately ten minutes before the call and tell the operator you wish to join the Trex Company Conference Call.

A live webcast of the conference call will be available in the Investor Relations section of the Trex Company website at 1Q23 Earnings Webcast. For those who cannot listen to the live broadcast, an audio replay of the conference call will be available on the Trex website for 30 days.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP). To supplement our consolidated financial statements reported on a GAAP basis, we provide the following non-GAAP financial measures of earnings before interest, income taxes, depreciation and amortization (EBITDA) and EBITDA as a percentage of net sales, EBITDA margin. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors’ ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP and are not meant to be considered superior to or a substitute for our GAAP results. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of these non-GAAP financial measures to GAAP information are included below. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company’s performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.

Reconciliation of net income (GAAP) to EBITDA (non-GAAP) is as follows:

	Three Months Ended March 31,
	2023	2022
	($ in thousands)
Net Income	$41,131	$71,211
Interest expense, net	1,985	14
Income tax expense	13,832	23,727
Depreciation and amortization	11,914	10,473
EBITDA	$68,862	$105,425

Net income as a percentage of net sales	17.2%	21.0%
EBITDA as a percentage of net sales (EBITDA margin)	28.8%	31.1%

About Trex Company

For more than 30 years, Trex Company [NYSE: TREX] has invented, reinvented and defined the composite decking category. Today, the Company is the world’s #1 brand of sustainably made, wood-alternative decking and deck railing – all proudly manufactured in the U.S.A. – and a leader in high performance, low-maintenance, eco-friendly outdoor living products. Trex boasts the industry’s strongest distribution network with products sold through more than 6,700 retail outlets across six continents. Through strategic licensing agreements, the Company offers a comprehensive outdoor living portfolio that includes deck drainage, flashing tapes, LED lighting, outdoor kitchen components, pergolas, spiral stairs, fencing, lattice, cornhole and outdoor furniture – all marketed under the Trex® brand. Based in Winchester, Va., Trex is proud to have been named 2023 America’s Most Trusted® Decking Brand and one of 2022’s 50 Best U.S. Manufacturers by Industry Week. For more information, visit Trex.com. You may also follow Trex on Facebook (trexcompany), Instagram (trexcompany), Twitter (Trex_Company), LinkedIn (trex-company), TikTok (trexcompany), Pinterest (trexcompany) and Houzz (trex-company-inc), or view product and demonstration videos on the brand’s YouTube channel (TheTrexCo).

Forward-Looking Statements

The statements in this press release regarding the Company’s expected future performance and condition constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company’s actual operating results to differ materially. Such risks and uncertainties include, but are not limited to: the extent of market acceptance of the Company’s current and newly developed products; the costs associated with the development and launch of new products and the market acceptance of such new products; the sensitivity of the Company’s business to general economic conditions; the impact of seasonal and weather-related demand fluctuations on inventory levels in the distribution channel and sales of the Company’s products; the availability and cost of third-party transportation services for the Company’s products; the Company’s ability to obtain raw materials at acceptable prices; increasing inflation in the macro-economic environment; the Company’s ability to maintain product quality and product performance at an acceptable cost; the level of expenses associated with product replacement and consumer relations expenses related to product quality; the highly competitive markets in which the Company operates; cyber-attacks, security breaches or other security vulnerabilities; the impact of upcoming data privacy laws and the General Data Protection Regulation and the related actual or potential costs and consequences; material adverse impacts from global public health pandemics and global conflicts; and material adverse impacts related to labor shortages or increases in labor costs. Documents filed with the U.S. Securities and Exchange Commission by the Company, including in particular its latest annual report on Form 10-K and quarterly reports on Form 10-Q, discuss some of the important factors that could cause the Company’s actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

TREX COMPANY, INC.
Condensed Consolidated Statements of Comprehensive Income
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
	(Unaudited)

Net sales	$238,718	$339,228
Cost of sales	144,290	204,316
Gross profit	94,428	134,912
Selling, general and administrative expenses	37,480	39,960
Income from operations	56,948	94,952
Interest expense, net	1,985	14
Income before income taxes	54,963	94,938
Provision for income taxes	13,832	23,727
Net income	$41,131	$71,211
Basic earnings per common share	$0.38	$0.62
Basic weighted average common shares outstanding	108,771,958	114,638,424
Diluted earnings per common share	$0.38	$0.62
Diluted weighted average common shares outstanding	108,916,261	114,853,881
Comprehensive income	$41,131	$71,211

TREX COMPANY, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(unaudited)

	March 31,	December 31,
	2023	2022

ASSETS
Current assets:

Cash and cash equivalents	$3,916	$12,325
Accounts receivable, net	302,071	98,057
Inventories	127,784	141,355
Prepaid expenses and other assets	25,712	35,105
Total current assets	459,483	286,842
Property, plant and equipment, net	617,503	589,892
Operating lease assets	30,654	30,991
Goodwill and other intangible assets, net	18,477	18,582
Other assets	7,004	7,398
Total assets	$1,133,121	$933,705

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:

Accounts payable	$23,136	$19,935
Accrued expenses and other liabilities	50,529	44,064
Accrued warranty	4,600	4,600
Line of credit	369,500	222,000
Total current liabilities	447,765	290,599
Deferred income taxes	68,224	68,224
Operating lease liabilities	23,318	23,974
Non-current accrued warranty	22,077	20,999
Other long-term liabilities	11,560	11,560
Total liabilities	572,944	415,356

Preferred stock, $0.01 par value, 3,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value, 360,000,000 shares authorized; 140,901,926 and 140,841,833 shares issued and 108,803,516 and 108,743,423 shares outstanding at March 31, 2023 and December 31, 2022, respectively	1,409	1,408
Additional paid-in capital	132,235	131,539
Retained earnings	1,171,805	1,130,674
Treasury stock, at cost, 32,098,410 shares at March 31, 2023 and December 31, 2022	(745,272)	(745,272)
Total stockholders’ equity	560,177	518,349
Total liabilities and stockholders’ equity	$1,133,121	$933,705

TREX COMPANY, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2023	2022
	(unaudited)
Operating Activities
Net income	$41,131	$71,211
Adjustments to reconcile net income to net cash
(used in) provided by operating activities:
Depreciation and amortization	11,915	10,473
Stock-based compensation	1,972	2,226
Other non-cash adjustments	121	77
Changes in operating assets and liabilities:
Accounts receivable	(204,014)	(49,825)
Inventories	13,571	(14,423)
Prepaid expenses and other assets	291	1,560
Accounts payable	2,975	36,605
Accrued expenses and other liabilities	3,361	(6,149)
Income taxes receivable/payable	13,206	22,124

Net cash (used in) provided by operating activities	(115,471)	73,879

Investing Activities
Expenditures for property, plant and equipment	(39,192)	(22,288)

Net cash used in investing activities	(39,192)	(22,288)

Financing Activities
Borrowings under line of credit	200,500	-
Principal payments under line of credit	(53,000)	-
Repurchases of common stock	(1,592)	(77,929)
Proceeds from employee stock purchase and option plans	316	523
Financing costs	30	(50)

Net cash provided by (used in) financing activities	146,254	(77,456)

Net decrease in cash and cash equivalents	(8,409)	(25,865)
Cash and cash equivalents, beginning of period	12,325	141,053

Cash and cash equivalents, end of period	$3,916	$115,188

TREX COMPANY, INC.

Segment Data
(in thousands)
(unaudited)

Three Months Ended March 31, 2022	Trex Consolidated	Trex Commercial	Trex Residential
Net sales	$339,228	$12,034	$327,194
Cost of sales	204,316	10,783	193,533
Gross profit	134,912	1,251	133,661
Selling, general and administrative expenses	39,960	2,591	37,369
Income (loss) from operations	94,952	(1,340)	96,292
Interest expense, net	14	-	14
Income (loss) before income taxes	94,938	(1,340)	96,278
Provision (benefit) for income taxes	23,727	(336)	24,063
Net income (loss)	$71,211	$(1,004)	$72,215
EBITDA	$105,425	$(1,058)	$106,483
Depreciation and amortization	$10,473	$282	$10,191
Capital expenditures	$22,288	$5	$22,283
Total assets	$972,396	$42,659	$929,737

Contacts

Dennis C. Schemm
Senior Vice President and Chief Financial Officer
540-542-6300

Lynn Morgen/Viktoriia Nakhla
ADVISIRY Partners
212-750-5800